Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive
Madison Heights, Michigan 48071
248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

INFUSYSTEM TO ISSUE FIRST QUARTER 2016 FINANCIAL RESULTS ON

TUESDAY, MAY 10, 2016

Investor Conference Call to be Held at 11:00 a.m. Eastern Time on Wednesday, May 11, 2016

MADISON HEIGHTS, MI, May 9, 2016 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue first quarter 2016 financial results on Tuesday, May 10, 2016, at the market close.

The Company will also conduct a conference call for all interested investors on Wednesday, May 11, 2016, at 11:00 a.m. Eastern Time to discuss first quarter 2016 financial results. To participate in this call, please dial in toll-free 1 (800) 446-1671 and use the confirmation number 42429277.

A replay of the call will be available via the Company’s website for 90 days following the call at http://ir.infusystem.com/.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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